UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 19, 2019

FREIGHTCAR AMERICA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RAIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 8 Other Events

Item 8.01. Other Events.

On September 19, 2019, FreightCar America, Inc. (the “Company”) issued a press release announcing that it entered into a joint venture arrangement with Fabricaciones y Servicios de México, S.A. de C. V. a Mexican company (“Fasemex”), pursuant to which the Company and Fasemex each will be entitled to 50% of the profits and losses of a newly formed joint venture. Under the terms of the joint venture, the Company will have the right to appoint the majority of the members of the board and management for the joint venture entities and the joint venture will lease a manufacturing facility in Castanos, Mexico in which it will manufacture railcars. Production of railcars at the facility is expected to begin in mid 2020. The Company’s initial obligations under the joint venture include capital contributions of $25 million over several years through a combination of assets and cash.

A copy of the press release announcing the joint venture is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of FreightCar America, Inc., dated September 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: September 19, 2019	By:	/s/ Georgia L. Vlamis
Georgia L. Vlamis
Vice President, General Counsel, Corporate Secretary and Human Resources